Exhibit 99

Fred Halvin

Director, Investor Relations

507-437-5007

FOR IMMEDIATE RELEASE

HORMEL FOODS ACQUISITION OF LLOYD’S BARBEQUE COMPANY COMPLETED

AUSTIN, Minn.,  April 4, 2005 – Hormel Foods Corporation (NYSE: HRL) closed on its acquisition of Lloyd’s Barbeque Company from General Mills (NYSE: GIS) today.

Terms were not disclosed.

About Hormel Foods Corporation

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  For each of the past five years, Hormel Foods was named one of “The 400 Best Big Companies in America” by Forbes magazine.

The company enjoys a strong reputation among consumers, retail grocers, and foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value.  For more information, visit www.hormel.com.

About Lloyd’s Barbeque Company

Lloyd’s Barbeque Company pioneered the heat-and-eat barbecue meat category 25 years ago. Since then, the company has perfected its quality line of authentic pork and beef barbecue ribs and shredded barbecue chicken, pork and beef available nationwide in the grocer’s meat case. Lloyd’s is located in St. Paul, Minn.

Forward-Looking Statements

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ.  Please refer to the Cautionary Statement Relevant to Forward-Looking Statements and Information that appears on Exhibit 99.1 of the company’s Annual Report on Form 10-K for the fiscal year ended October 30, 2004, which can be accessed at http://www.hormel.com.